DIRTT Reports Fourth Quarter 2025 Financial Results and Provides 2026 Guidance

CALGARY, Alberta, February 25, 2026 (GLOBE NEWSWIRE) – DIRTT Environmental Solutions Ltd. (“DIRTT”, the “Company”, “we”, “our”, “us” or “ours”) (TSX: DRT; OTCQX: DRTTF), a leader in industrialized construction, today announced its financial results for the three and twelve months ended December 31, 2025. All financial information in this news release is presented in U.S. dollars, unless otherwise stated.

Fourth Quarter 2025 Highlights and Recent Developments

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Revenue of $50.9 million in the fourth quarter of 2025, an increase of 4%, from the fourth quarter of 2024 and in line with the expected guidance range of $48.0 million to $52.0 million provided in the earnings release for the third quarter of 2025.
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Gross profit and gross profit margin for the fourth quarter of 2025 was $18.6 million or 36.6% of revenue, an increase from $17.5 million or 35.9% of revenue for the same period of 2024.
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Net loss after tax for the fourth quarter of 2025 was $3.7 million compared to net income after tax of $4.0 million for the same period of 2024.
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Adjusted EBITDA1 for the fourth quarter of 2025 was $6.2 million, or 12.1% of revenue, an improvement of $0.7 million from $5.5 million or 11.2% of revenue for the fourth quarter of 2024. Adjusted EBITDA1 for the fourth quarter of 2025 was in line with the expected guidance range of $5.0 to $7.0 million provided in the earnings release for the third quarter of 2025.
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Liquidity, comprising of unrestricted cash and available borrowings, was $32.1 million at December 31, 2025, compared to $39.3 million at December 31, 2024.
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On November 26, 2025, the Company announced two strategic short-term appointments of board members Scott Robinson and Adrian Zarate, as Executive Chairman of the Board and Chief Transformation Officer, respectively, to accelerate the Company's transformation plan.
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On December 11, 2025, the Company entered into an agreement with Business Development Bank of Canada (“BDC”) pursuant to which BDC committed to lending the Company up to C$15.0 million subject to the satisfaction of certain conditions (the “BDC Facility”). The conditions were amended on January 30, 2026 and February 6, 20262.
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On December 18, 2025, the Company announced the renewal of the normal course issuer bid for common shares which commenced on December 22, 2025 and will terminate on December 21, 2026 (the “Renewed Shares NCIB”). The Renewed Shares NCIB permits DIRTT to acquire up to 9,593,878 of its common shares. All purchases will be made on the open market through the facilities of the Toronto Stock Exchange (“TSX”) at the market price of common shares at the time of acquisition. Any common shares acquired through the Renewed Shares NCIB will be immediately cancelled.
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On January 5, 2026, the Company announced that it entered into an agreement for an early termination of the lease at its former Rock Hill, South Carolina manufacturing facility, effective December 30, 2025. The Company recognized a one-time, non-cash impairment expense related to leasehold improvements of $2.3 million.
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On January 12, 2026, the Company announced that Richard Hunter, President and Chief Operating Officer, departed from the Company and Aaron Merkin joined the Company as the Chief Technology Officer.
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On January 31, 2026, the Company repaid the principal amount of the Company’s issued and outstanding 6.00% convertible unsecured subordinated debentures (the “January Debentures”) of C$16.6 million ($12.1 million).
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On February 2, 2026, the Company’s 8-week trial against Falkbuilt Ltd. (“Falkbuilt”), Messrs. Smed and Loberg and several other former DIRTT employees alleging breaches of restrictive covenants, fiduciary duties, employment duties and confidentiality (the “Falkbuilt Litigation”) commenced. DIRTT is pursuing damages and losses it suffered in Canada, the United States, and abroad in the Court of King’s Bench of Alberta.

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On February 11, 2026, in connection with the financing from BDC, the Company entered into a priority agreement with Royal Bank of Canada (“RBC”) and BDC, and amended its existing credit facility with RBC (the “Fifth Extended RBC Facility”).
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On February 13, 2026, the Company received financing of C$5.5 million ($4.0 million) from BDC to refinance outstanding convertible debentures.
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On February 17, 2026, the Company announced that it had entered into a support and standstill agreement (the “2026 Support Agreement”), effective February 13, 2026, with 22NW Fund, L.P. (“22NW”), DIRTT’s largest shareholder, and 726 BF LLC and 726 BC LLC (collectively, the “726 Entities”, which amends the support and standstill agreement previously entered into by the Company, 22NW and WWT Opportunity #1 LLC in respect of certain matters.
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On February 17, 2026, the Company also announced that Jeremy Gold, a Managing Director at the Briger Family Office, was appointed to the Board of Directors effective February 13, 2026, under the terms of the 2026 Support Agreement.

(1) See “Non-GAAP Financial Measures”

(2) Any advancement of funds is subject to, among other things, the satisfaction of certain conditions.

Management Commentary

Benjamin Urban, chief executive officer, remarked “December 2025 was our highest revenue month in over two years and our fourth quarter results demonstrate that we are beginning to see a return to normalcy in our sales and earning power. Actions in our Transformation Office are accelerating and we expect to see the impacts on our long-term revenue and earnings capacity in 2026 and beyond.”

Fareeha Khan, chief financial officer, added “Our fourth quarter results were in the higher end of the guidance range provided last quarter and we closed the quarter with $32.1 million of liquidity. We settled the January Debentures on January 31, 2026 and have worked with BDC to secure C$15 million of committed financing, of which C$5.5 million has been received to date. Looking forward to 2026, we are expecting revenue between $194.0 and $209.0 million and Adjusted EBITDA between $26.0 and $31.0 million.”

Fourth Quarter 2025 Results

Fourth quarter 2025 revenue was $50.9 million, an increase of $2.0 million or 4%, from $48.9 million for the same period of 2024. We entered the fourth quarter of 2025 with a 20% higher twelve-month forward pipeline as compared to January 1, 2025. Volumes have returned to normal following higher than normal push out rates earlier in the year, and revenue has also benefited from the 5% price increase and 3.5% tariff surcharge announced in the first quarter of 2025.

Gross profit and gross profit margin for the quarter ended December 31, 2025 were $18.6 million or 36.6% of revenue compared to $17.5 million or 35.9% of revenue for the quarter ended December 31, 2024. Sequentially, gross profit margin increased from 30.4% in the third quarter of 2025 as tariff mitigation actions began to take effect. Adjusted Gross Profit1 and Adjusted Gross Profit Margin (see “– Non-GAAP Financial Measures”) for the fourth quarter of 2025 was $19.7 million or 38.7% of revenue. This represents an increase from $19.0 million or 38.8% of revenue in the fourth quarter of 2024. These increases in Adjusted Gross Profit Margin are the result of the increased revenue discussed above.

Sales and marketing expenses decreased by $0.4 million to $5.4 million for the quarter ended December 31, 2025, from $5.8 million for the quarter ended December 31, 2024. The decrease comprised of a $0.2 million decrease in commissions, a $0.2 million decrease in travel, meals and entertainment expenses, a $0.1 million decrease in marketing and tradeshow costs, a $0.2 million decrease in depreciation expense and pass through charges, and a $0.1 million decrease in professional services costs. These decreases were offset by a $0.3 million increase in salaries and benefits costs, and a $0.1 million increase in building and infrastructure costs.

General and administrative expenses increased $2.8 million to $8.0 million for the quarter ended December 31, 2025, from $5.1 million for the quarter ended December 31, 2024. The increase was driven by a $2.0 million legal provision (refer to Note 22 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025), a $0.4 million bad debt expense related to the write off of Phoenix sublease income, a $0.3 million increase in litigation costs related to the Falkbuilt Litigation, a $0.1 million increase in board fees, a $0.1 million increase in communication costs, and a $0.1 million increase in other costs. These increases were offset by a $0.2 million decrease in salaries and benefits costs.

Operations support is comprised primarily of our Construction Services team, project managers, order entry and other professionals that facilitate the integration of our Construction Partner project execution and our manufacturing operations. Operations support expenses of $2.2 million in the fourth quarter of 2025 increased $0.3 million from $1.9 million in the same period of 2024. The increase was largely driven by a $0.2 million increase in salaries and benefits costs, and a $0.1 million increase in marketing and tradeshows expenses.

Technology and development expenses decreased by $0.2 million to $1.1 million for the quarter ended December 31, 2025, compared to $1.3 million for the quarter ended December 31, 2024. The decrease was primarily related to a $0.3 million decrease in salaries and benefits costs, offset by a $0.1 million increase in professional services costs.

Stock-based compensation expense for the quarter ended December 31, 2025, was $1.0 million a slight decrease from $1.1 million in the same period of 2024. The decrease in expense is largely due to a decrease in deferred share units (“DSUs”) expense as a result of lower share price in the fourth quarter of 2025 compared to the same period of 2024.

For the quarter ended December 31, 2025, we incurred $2.0 million of reorganization costs compared to $0.2 million during the quarter ended December 31, 2024. Reorganization expenses for the quarter ended December 31, 2025 primarily relate to one-time termination benefits and consultant costs associated with the establishment of the Transformation Office (refer to Note 5 of our Consolidated Financial Statements for additional information), while the reorganization costs in the quarter ended December 31, 2024 relate to the movement of inventory and equipment from the Rock Hill Facility for use at our facility in Calgary, Alberta.

Effective December 30, 2025, the Company entered into an agreement for an early termination of the lease at the Rock Hill Facility. As such, the remaining leasehold improvements were measured at the lower of the net book value versus the fair value less cost to sell resulting in an impairment charge of $2.3 million during the fourth quarter of 2025. The Company also recognized a $0.9 million gain on the derecognition of the lease liability and right-of-use asset associated with this terminated lease. Additionally, the Company incurred an impairment charge of $0.7 million related to the write off of right-of-use assets related at our Phoenix facility in the fourth quarter of 2025.

In the quarter ended December 31, 2025, we had a foreign exchange loss of $0.3 million compared to a gain of $2.1 million in the quarter ended December 31, 2024, due to the strengthening of the Canadian dollar relative to the U.S. dollar throughout the fourth quarter of 2025 as compared to 2024.

Interest income decreased to $0.2 million for the quarter ended December 31, 2025, compared to $0.3 million in the quarter ended December 31, 2024, primarily the result of declining interest rates yielded on lower cash balances throughout the quarter ended December 31, 2025.

Interest expense for the quarter ended December 31, 2025 was $0.5 million consistent with $0.5 million for the quarter ended December 31, 2024.

Net loss after tax for the fourth quarter of 2025 was $3.7 million compared to $4.0 million net income after tax for the same period of 2024. The decrease in net income is primarily the result of one-time impairment charges of $2.9 million largely relating to the termination of the Rock Hill facility lease, an increase in foreign exchange loss of $2.4 million, and an increase in reorganization expense of $1.8 million, and a $1.5 million increase in other operating expenses, partially offset by a $1.1 million increase in gross profit.

Adjusted EBITDA (see “Non-GAAP Financial Measures”) for the fourth quarter of 2025 was $6.2 million, or 12.1% of revenue, an improvement of $0.7 million from $5.5 million or 11.2% of revenue for the fourth quarter of 2024. Higher Adjusted EBITDA was mainly driven by the increased Adjusted Gross Profit discussed above. Adjusted EBITDA for the fourth quarter of 2025 was in line with the expected guidance range of $5.0 to $7.0 million provided in the third quarter of 2025.

Outlook

December 2025 was our highest revenue-grossing month in two years, culminating in $50.9 million of revenue and $6.2 million of Adjusted EBITDA for the fourth quarter, consistent with our guidance of $48.0-$52.0 million of revenue and $5.0-$7.0 million of Adjusted EBITDA.

The broader macroeconomic backdrop remains supportive, as the Dodge Momentum Index increased through year-end and, despite a slight decline in January 2026, remained well above its January 2025 level.

Concurrent with these industry and macroeconomic developments, we have continued to transform and optimize our business. In early 2025, the Company established a transformation office to accelerate the execution of strategic initiatives focused on streamlining processes, supporting the Construction Services team, and improving productivity across the organization (the “Transformation Office”). To support these efforts, the Company announced two short-term strategic leadership appointments. Scott Robinson was appointed Executive Chairman of the Board and Adrian Zarate was appointed Chief Transformation Officer, each effective November 26, 2025. These leaders are working closely with the executive team to implement operational and financial elements of the Company’s transformation plan. Refer to Note 5 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025, for costs related to these initiatives. The program is expected to be completed in 2026.

The Company’s balance sheet remains strong, with $32.1 million of liquidity as of December 31, 2025, consisting of unrestricted cash and available borrowing capacity, and modest indebtedness of $23.4 million.

In addition, the Company is currently involved the Falkbuilt Litigation. The trial commenced on February 2, 2026 and remains ongoing. DIRTT is pursuing damages and losses it suffered in Canada, the United States, and abroad in the Court of King’s Bench of Alberta.

Financial Guidance

As a result of its newly optimized operating model, the Company believes its earnings power may increase over time. Accordingly, the Company is issuing initial 2026 guidance as follows:

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2026 Revenue: $194.0 - $209.0 million
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2026 Adjusted EBITDA: $26.0 - $31.0 million

Our guidance range reflects our current assessment of tariff impacts. Guidance does not reflect the potential impact of unforeseen tariffs or trade policy changes. We will update guidance if and when the impact becomes quantifiable.

Conference Call and Webcast Details

A conference call and webcast for the investment community is scheduled for February 26, 2026 at 08:00 a.m. MDT (10:00 a.m. EDT). The call and webcast will be hosted by Benjamin Urban, chief executive officer, and Fareeha Khan, chief financial officer.

The call is being webcast live on the Company’s website at dirtt.com.

A webcast replay of the call will be available on DIRTT’s website. Click here to listen to the live webcast of the call. Following the presentation, DIRTT will take questions from covering analysts. To participate in the question-and-answer session, register here.

Statement of Operations

(Stated in thousands of U.S. dollars)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Product revenue	49,294	47,970	164,058	169,660
Service revenue	1,628	920	4,797	4,653
Total revenue	50,922	48,890	168,855	174,313

Product cost of sales	31,077	30,879	110,589	107,468
Service cost of sales	1,225	472	2,819	2,470
Total cost of sales	32,302	31,351	113,408	109,938
Gross profit	18,620	17,539	55,447	64,375

Expenses
Sales and marketing	5,354	5,773	20,619	22,938
General and administrative	7,960	5,112	23,612	19,903
Operations support	2,178	1,907	7,881	7,438
Technology and development	1,073	1,281	4,586	5,262
Reorganization	1,951	169	4,928	1,113
Stock-based compensation	962	1,060	3,037	2,965
Impairment charge	2,948	-	2,948	530
Gain on disposal of lease	(858)	-	(858)	-
Total operating expenses	21,568	15,302	66,753	60,149

Operating (loss) income	(2,948)	2,237	(11,306)	4,226
Interest expense	(475)	(471)	(1,876)	(3,995)
Foreign exchange (loss) gain	(302)	2,057	(1,724)	2,974
Interest income	221	275	941	1,587
Gain on extinguishment of convertible debentures	2	17	24	10,426
	(554)	1,878	(2,635)	10,992
Net (loss) income before tax	(3,502)	4,115	(13,941)	15,218
Income taxes
Current and deferred income tax expense	199	77	507	448
Net (loss) income after tax	(3,701)	4,038	(14,448)	14,770

Net (loss) income per share
Net (loss) income per share − basic	(0.01)	0.02	(0.08)	0.08
Net (loss) income per share − diluted	(0.01)	0.02	(0.08)	0.07

Weighted average number of shares outstanding (in thousands)
Basic	190,963	193,399	190,978	190,542
Diluted	190,963	241,151	190,978	240,239

Non-GAAP Financial Measures

Our condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These GAAP financial statements include non-cash charges and other charges and benefits that we believe are unusual or infrequent in nature or that we believe may make comparisons to our prior or future performance difficult.

As a result, we also provide financial information in this news release that is not prepared in accordance with GAAP and should not be considered as an alternative to the information prepared in accordance with GAAP. Management uses these non-GAAP financial measures in its review and evaluation of the financial performance of the Company. We believe that these non-GAAP financial measures also provide additional insight to investors and securities analysts as supplemental information to our GAAP results and as a basis to compare our financial performance period-over-period and to compare our financial performance with that of other companies. We believe that these non-GAAP financial measures facilitate comparisons of our core operating results from period to period and to other companies by removing the effects of our capital structure (net interest income on cash deposits, interest expense on outstanding debt and debt facilities, or foreign exchange movements), asset base (depreciation and amortization), tax consequences, reorganization expense, unusual or infrequent charges or gains (such as gain on extinguishment of debt and impairment charges), stock-based compensation, and government subsidies. We remove the impact of foreign exchange gain (loss) from Adjusted EBITDA. Foreign exchange gains and losses can vary significantly period-to-period due to the impact of changes in the U.S. and Canadian dollar exchange rates on foreign currency denominated monetary items on the balance sheet and are not reflective of the underlying operations of the Company. In addition, management bases certain forward-looking estimates and budgets on non-GAAP financial measures, primarily Adjusted EBITDA. We have not reconciled forward-looking non-GAAP measures, including Adjusted EBITDA guidance, to its corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to non-operating income and expenditures, which are difficult to predict and subject to change.

Depreciation and amortization, stock-based compensation expense, reorganization expense, foreign exchange gains and losses, gain on extinguishment of convertible debt, impairment charges, net interest income on cash deposits, interest expense on outstanding debt and debt facilities, tax expense, gain on disposal of lease, and legal provisions are excluded from our non-GAAP financial measures because management considers them to be outside of the Company’s core operating results, even though some of those receipts and expenses may recur, and because management believes that each of these items can distort the trends associated with the Company’s ongoing performance. We believe that excluding these receipts and expenses provides investors and management with greater visibility to the underlying performance of the business operations, enhances consistency and comparativeness with results in prior periods that do not, or future periods that may not, include such items, and facilitates comparison with the results of other companies in our industry.

The following non-GAAP financial measures are presented in this news release, and a description of the calculation for each measure is included.

Adjusted Gross Profit	Gross profit before deductions for depreciation and amortization
Adjusted Gross Profit Margin	Adjusted Gross Profit divided by revenue
EBITDA	Net income before interest, taxes, depreciation, and amortization
Adjusted EBITDA

EBITDA adjusted to remove foreign exchange gains or losses; impairment charges; reorganization expenses; stock-based compensation expense; unusual or infrequent charges (such as gain on extinguishment of debt); and any other non-core gains or losses

Adjusted EBITDA Margin	Adjusted EBITDA divided by revenue

You should carefully evaluate these non-GAAP financial measures, the adjustments included in them, and the reasons we consider them appropriate for analysis supplemental to our GAAP information. Each of these non-GAAP financial measures has important limitations as an analytical tool due to exclusion of some but not all items that affect the most directly comparable GAAP financial measures. You should not consider any of these non-GAAP financial measures in isolation or as substitutes for an analysis of our results as reported under GAAP. You should also be aware that we may recognize income or incur expenses in the future that are the same as, or similar to, some of the adjustments in these non-GAAP financial measures. Because these non-GAAP financial measures may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The following table presents a reconciliation for the results for the three and twelve months ended December 31, 2025 and 2024 of EBITDA and Adjusted EBITDA to our net (loss) income after tax, and of Adjusted EBITDA Margin to net (loss) income margin, which are the most directly comparable GAAP measures for the periods presented:

(Stated in thousands of U.S. dollars)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
	($ in thousands)		($ in thousands)
Net (loss) income after tax for the period	(3,701)	4,038	(14,448)	14,770
Add back (deduct):
Interest expense	475	471	1,876	3,995
Interest income	(221)	(275)	(941)	(1,587)
Income tax expense	199	77	507	448
Depreciation and amortization	1,615	2,033	6,176	6,575
EBITDA	(1,633)	6,344	(6,830)	24,201
Foreign exchange loss (gain)	302	(2,057)	1,724	(2,974)
Stock-based compensation	962	1,060	3,037	2,965
Reorganization expense(2)	1,951	169	4,928	1,113
Gain on extinguishment of convertible debentures(2)	(2)	(17)	(24)	(10,426)
Impairment charge(2)	2,948	-	2,948	530
Legal provision(2)	2,000	-	2,000	-
Phoenix sublease write-off (2)	490	-	490	-
Gain on disposal of lease (2)	(858)	-	(858)	-
Adjusted EBITDA	6,160	5,499	7,415	15,409
Net (Loss) Income Margin(1)	(7.3)%	8.3%	(8.6)%	8.5%
Adjusted EBITDA Margin	12.1%	11.2%	4.4%	8.8%
(1)
Net (loss) income after tax divided by revenue.
(2)
Reorganization expenses, the gain on extinguishment of convertible debentures, the impairment charge, the legal provision, the Phoenix sublease write-off and the gain on disposal of lease (refer to Note 5, Note 7, Note 8 and Note 22 of the condensed consolidated financial statements) are not core to our business and are therefore excluded from the Adjusted EBITDA calculation.

The following table presents a reconciliation for the three and twelve months ended December 31, 2025 and 2024 of Adjusted Gross Profit to our gross profit and Adjusted Gross Profit Margin to gross profit margin, which are the most directly comparable GAAP measures for the periods presented:

(Stated in thousands of U.S. dollars)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
	($ in thousands)		($ in thousands)
Gross profit	18,620	17,539	55,447	64,375
Gross profit margin	36.6%	35.9%	32.8%	36.9%
Add: Depreciation and amortization expense	1,066	1,441	4,043	3,953
Adjusted Gross Profit	19,686	18,980	59,490	68,328
Adjusted Gross Profit Margin	38.7%	38.8%	35.2%	39.2%

Special Note Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” within the meaning of “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934 and “forward-looking information” within the meaning of applicable Canadian securities laws. All statements, other than statements of historical fact included in this news release, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this news release, the words “anticipate,” “believe,” “expect,” “estimate,” “intend,” “plan,” “project,” “outlook,” “may,” “will,” “should,” “would,” “could,” “can,” “continue,” the negatives thereof, variations thereon and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In particular and without limitation, this news release contains forward-looking information pertaining to proposed financings and the terms, timing and use of proceeds thereof; the effect of our Transformation Office on our business and the timing thereof; the benefit of fixed cost leverage; the effect of our strategic priorities on increasing value creation; the impacts of macroeconomic conditions on the Company’s business; the Company’s pipeline; forecast operating and financial results and the impact of certain cost-saving measures; the competitiveness of the Company’s solutions; the liquidity and capital resources of the Company; the outcome and effects that current claims and litigation against the Company; financial condition, results of operations and growth prospects; the effect of tariffs and economic uncertainty on our business, including on our 2026 guidance, and our ability to mitigate any such effects and timing thereof; our beliefs about future revenue and Adjusted EBITDA, and the timing thereof; project delivery and the timing thereof; capital expenditures and allocation; general economic conditions; our ability to weather economic conditions; and DIRTT's ability to support its partners, grow its business and invest in long-term growth.

Forward-looking statements are based on certain estimates, beliefs, expectations, and assumptions made in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that may be appropriate.

Forward-looking statements necessarily involve unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from those contained in, or expressed or implied by such statements. Due to the risks, uncertainties, and assumptions inherent in forward-looking information, you should not place undue reliance on forward-looking statements. Factors that could have a material adverse effect on our business, financial condition, results of operations and growth prospects include, but are not limited to, risks described under the sections titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission and applicable securities commissions or similar regulatory authorities in Canada on February 25, 2026.

Our past results of operations are not necessarily indicative of our future results. You should not place undue reliance on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. We undertake no obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under applicable securities laws. We qualify all of our forward-looking statements by these cautionary statements.

About DIRTT Environmental Solutions

DIRTT is a leader in industrialized construction. DIRTT’s system of physical products and digital tools empowers organizations, together with construction and design leaders, to build high-performing, adaptable, interior environments. Operating in the workplace, healthcare, education, and public sector markets, DIRTT’s system provides total design freedom, and greater certainty in cost, schedule, and outcomes. DIRTT’s interior construction solutions are designed to be highly flexible and adaptable, enabling organizations to easily reconfigure their spaces as their needs evolve. Headquartered in Calgary, AB Canada, DIRTT trades on the Toronto Stock Exchange under the symbol “DRT” and on the OTCQX under the symbol "DRTTF".

FOR FURTHER INFORMATION PLEASE CONTACT ir@dirtt.com